                                                                   EXHIBIT 10.14

                       SUPPLY AND MANUFACTURING AGREEMENT

                                    Between

               TEIKOKU SEIYAKU CO., LTD./TEIKOKU PHARMA USA, INC.

                                      And

                           ENDO PHARMACEUTICALS INC.













The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 of the Securities Act of 1933.

            REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.


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TEIKOKU-ENDO
SUPPLY & MANUFACTURING AGREEMENT
PAGE 2


This Supply and Manufacturing Agreement, is effective as of the 23rd day of November 1998, between Teikoku Seiyaku Co., Ltd., a Japanese corporation (TEIKOKU JAPAN) and its U.S. subsidiary, Teikoku Pharma USA, Inc. (TEIKOKU USA) having their respective principal office at 567 Sanbonmatsu, Ochio-cho, Ohkawagun, KAGAWA 769-26, Japan and Suite 101, 3707 Williams Road, San Jose, CA 95117-2017 (collectively hereinafter referred to as "TEIKOKU"), and Endo Pharmaceuticals Inc., a Delaware corporation, having its principal office at 223 Wilmington West Chester Pike, Chadds Ford, PA 19317 ("ENDO").

WHEREAS, ENDO has entered into an Sole and Exclusive License Agreement of even date with Hind Health Care, Inc. (HIND), pursuant to which ENDO has obtained a sole and exclusive license to all of HIND's Intellectual Property with regards to a topical formulation of lidocaine for the treatment of post-herpetic neuralgia, other forms of neuralgia and other neuropathy (Product);

WHEREAS, HIND and TEIKOKU have represented to ENDO that under a separate agreement between them, TEIKOKU USA will become the owner of the NDA for the Product upon the issuance of such NDA by the FDA and is listed in the NDA as the sole manufacturer of the Product;

WHEREAS, TEIKOKU JAPAN has represented to ENDO that it has and will make available suitable facilities, equipment, and sufficiently trained and qualified employees at its facilities to manufacture and supply ENDO with the Product; and

WHEREAS, ENDO upon reliance on these various representations by HIND and TEIKOKU desires to avail itself of the services of TEIKOKU and TEIKOKU is willing to provide its services to manufacture and supply the Product to ENDO under the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the covenants and obligations hereinafter set forth and intending to be legally bound, the parties hereby agree as follows:

1.  DEFINITIONS
    -----------


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SUPPLY & MANUFATURING AGREEMENT
PAGE 3


1.1 "Adverse Reaction" means all data concerning any serious or unexpected adverse effects, side-effects, and contraindications of the Product which may come to the attention of either of the parties, and which, in the reasonable judgment of such party is of such a nature and magnitude that it is required under the laws of the United States or Japan to be collected, maintained, and reported to a Competent Regulatory Authority.

1.2 "Affiliate" means any entity controlling, controlled by or under common control of either ENDO or TEIKOKU JAPAN. For purposes hereof, "control" shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the securities having the right to vote for the election of directors, in the case of a corporation, and more than fifty percent (50%) of the beneficial interest in the capital, in the case of a business entity other than a corporation.

1.3 "Best Efforts" means those efforts which would be made by a reasonably prudent business person acting in good faith, in the exercise of reasonable commercial judgment and in a manner consistent with those efforts a party devotes to a pharmaceutical product resulting from its own research efforts and having similar market potential.

1.4 "Commercial Package" means a sealed carton which contains six (6) Envelopes and shall constitute the final finished package configuration ready for importation to the United States for commercial sale by ENDO in the United States as modified from time to time by mutual consent of the parties.

1.5 "Competent Regulatory Authority" means the FDA in the United States, the MOHW in Japan, or any other government agency responsible for the issuance of any authorizations, registrations, licenses, or approvals for pharmaceutical products to be manufactured in and exported from Japan and imported into the United States for commercial sale in the United States.

1.6 "Envelope" means a hermetically sealed, resealable, four (4) colors (white, being considered a color) pre-printed envelop which contains five (5) Products.

1.7  "FDA" means the United States Food and Drug Administration.


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SUPPLY & MANUFATURING AGREEMENT
PAGE 4


1.8 "Good Manufacturing Practices" means those practices in the manufacture of pharmaceutical products which are recognized as good manufacturing practices by the FDA in accordance with FDA guidelines, other administrative interpretations, and rulings in connection therewith, including but not limited to those regulations cited in 21 CFR parts 210 and 211.

1.9 "Intellectual Property Rights" means the Patents and Know-How listed in Exhibit A which are necessary or useful for the manufacture, export, and import of the Product.

1.10 "Know-how" means all information and data, regardless of form, which is necessary or useful for the manufacture, export, and import of the Product including, but not limited to, the chemical composition, manufacturing processes, procedures, methods, analytical tests, and quality control information for the Product.

1.11 "Label" means any written, printed, or graphic matter upon the Product, the Envelope, the Commercial Package, or the Sample.

1.12 "Manufacture" means the making, finishing, packaging, and/or labeling of the Product and the Commercial Package.

1.13 "NDA" means the new drug application covering the Product on file with the FDA, as amended from time to time.

1.14 "Patent" means the United States patents and patent applications listed in Exhibit A owned in whole or in part or licensed or assigned to TEIKOKU and all reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, and divisions thereof.

1.15 "MOHW" means the Japanese Ministry of Health and Welfare.


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TEIKOKU-ENDO
SUPPLY & MANUFATURING AGREEMENT
PAGE 5


1.16 "Product" means the transdermal (Patch) delivery system, which consists of a topical formulation of Lidocaine, designated as formula number KN48.

1.17 "Product Launch" means the first commercial sale of the Product by ENDO for resale or use to an unaffiliated third party in the Territory.

1.18 "Related Agreement" means the Sole and Exclusive License Agreement entered into by Hind Health Care, Inc. and ENDO of even date herewith and attached hereto as Exhibit B and made a part hereof.

1.19 "Sample" means two (2) Products in an Envelop which is not intended to be sold for commercial value by ENDO in the Territory.

1.20 "Submission Package" means all pre-clinical, laboratory, clinical, biocompatibility and other testing data, labeling, processing, material and packaging specifications, and supplements or amendments to the foregoing; and all other information in the possession of and used by TEIKOKU and HIND for submitting, obtaining, and maintaining approval of a NDA in accordance with the requirements of the Food Drug & Cosmetic Act, as amended, from time to time.

1.21 "Territory" means the United States, its territories, commonwealths, and possessions.

1.22 "Yen" means the legal currency and tender of Japan.

Except as otherwise defined above, all capitalized terms used in this Agreement shall have the respective meanings attached to them as set forth in the Related Agreement.

2.   OBLIGATIONS OF THE PARTIES
     --------------------------

2.1  MANUFACTURING
     -------------


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TEIKOKU-ENDO
SUPPLY & MANUFATURING AGREEMENT
PAGE 6


     (1)  TEIKOKU-During the term of this Agreement, TEIKOKU JAPAN shall be
          -------
     responsible for the following activities in connection with the manufacture of the Product:

          (1) TEIKOKU JAPAN shall use its Best Efforts to Manufacture the Product in compliance with current Good Manufacturing Practices ("GMP") as applied to final finished pharmaceutical products as regulated by the FDA, in accordance with all TEIKOKU JAPAN'S standard operating procedures, and in accordance with ENDO's quality control requirements. A list of TEIKOKU JAPAN's standard operating procedures for the manufacture of the Product and ENDO's quality control requirements are attached hereto as Exhibits C and D, respectively.

          (2) TEIKOKU JAPAN shall validate its pharmaceutical manufacturing processes, tests, and methods as well as associated facilities, equipment and systems, keep such processes, tests, methods, facilities, equipment, and systems current, and make results of validation and annual reviews of such processes, tests, methods, facilities, equipment, and systems available to ENDO within sixty
               (60) calendar days of Endo's reasonable request for such information;

          (3) TEIKOKU shall retain such samples of the Product as are required and specified to comply with the general retention requirements as set forth in GMPs, perform stability testing as described and required to conform with the Product stability protocol and report any confirmed out-of-specification test results to ENDO within ten (10) business days, and make Product stability reports and findings available for inspection by ENDO within ten (10) business days of ENDO's reasonable request for such information;


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TEIKOKU-ENDO
SUPPLY & MANUFATURING AGREEMENT
PAGE 7


          (4) The parties agree that any changes in TEIKOKU JAPAN's testing or packaging procedures for the Product outside the approved documented process will require prior written mutual consent of the parties. Should ENDO request a change (or changes) in specifications, manufacturing process, materials, analytical testing methods mandated by the FDA or any other Competent Regulatory Authority, or request a change not mandated by the FDA, TEIKOKU JAPAN, in conformity with regulations governing such change, shall make every reason able effort to accommodate such a change (or changes), but all reasonable cost incidental to such a change that was not man dated by the FDA or any other Competent Regulatory Authority shall be borne by ENDO;

          (5) TEIKOKU JAPAN shall maintain its manufacturing facility in compliance with FDA regulations and update all required documentation in cooperation with ENDO in the event of any amendments that may be made to the NDA.
          (6) TEIKOKU JAPAN shall investigate all abnormalities in processing of the Product and share all investigation reports with ENDO

          (7) TEIKOKU shall participate and cooperate with ENDO representatives who may audit TEIKOKU's facilities and records related to the manufacture of the Product and implement the recommendations, if any, made by ENDO as a result of such audit, as may be required to comply with this Agreement. TEIKOKU will provide ENDO with a written action planned for the implementation of such recommendations or the actions already taken by TEIKOKU with regard to such recommendations;

          (8) Assure that penicillin, cephalosporin or penicillin and cephalosporin-containing products will not be received, stored,


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TEIKOKU-ENDO
SUPPLY & MANUFATURING AGREEMENT
PAGE 8


               handled, dispensed, Manufactured or packaged in the same facility(ies) or in facilities that share common Heating, Ventilation and Air Conditioning systems or utilize the same equipment in the manufacture or handling of the components, raw materials or packaging of the Product;

          (9) retain all records of the processing and manufacture of the Product in accordance with the applicable regulatory requirements.

     (2) During the term of this Agreement, ENDO shall be responsible for the following activities in connection with the manufacture of the Product:

          (1) ENDO shall periodically audit, at reasonable intervals, TEIKOKU JAPAN's facilities and the Product and Commercial Package-related regulatory records upon the provision of advance notice to TEIKOKU JAPAN. ENDO shall promptly provide TEIKOKU a copy of ENDO's audit report and/or any observations ENDO may have as a result of its audit.

2.2  SUPPLY OF THE PRODUCT
     ---------------------

     (1) TEIKOKU USA hereby grants to ENDO a Sole and Exclusive license under the NDA to use, market and sell Product purchased by ENDO from TEIKOKU USA.

     (2)  Quantities.
          ----------

          (1)  ENDO Product Requirements.  TEIKOKU USA shall supply and sell to
               -------------------------
               ENDO and ENDO agrees to purchase, one hundred percent (100%) of ENDO's requirements for Commercial quantities and Samples of the Product for the Territory in accordance with this Agreement and the terms, if any, set forth in ENDO's purchase orders. If a conflict between ENDO's


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TEIKOKU-ENDO
SUPPLY & MANUFATURING AGREEMENT
PAGE 9


               purchase order and the terms of this Agreement exists or develops, the terms of this Agreement shall prevail.

          (2)  Annual Minimum Orders.  ENDO shall purchase from TEIKOKU USA and
               ---------------------
               TEIKOKU USA shall supply annual minimum orders in the amount set forth in Exhibit E attached hereto and made a part hereof, as amended from time to time through mutual consent of the parties.

          (3)  Product Estimates.  Within thirty (30) days of execution of this
               -----------------
               Agreement, ENDO shall provide TEIKOKU USA an estimate of its requirements for the Product by month for the calendar year 1999. Thereafter, ninety (90) days prior to the beginning of each calendar quarter, ENDO shall provide to TEIKOKU USA an estimate of its requirements for the Product by month for the upcoming four (4) calendar quarters. These estimates for the Product shall be estimates only and shall not constitute binding commitments for the Product.

          (4)  Product Firm Orders.  At least one hundred fifty (150) days prior
               -------------------
               to the beginning of a calendar quarter, ENDO will provide
               TEIKOKU with a firm order for the Product for said calendar quarter ("Firm Order"). Firm Orders for the Product for the applicable calendar quarter may not be less than 75% nor greater than 135% of the estimates for such calendar quarter provided in Paragraph 2.2(b) above. TEIKOKU shall be required to supply to ENDO such Firm Orders of Product for the applicable calendar quarter.

          (5)  Material Change in Product and/or Label.  Notwithstanding
               ---------------------------------------
               Paragraph 2.2(iii) above, in the event that ENDO requires TEIKOKU to materially change the Commercial Package Label, at least one hundred and fifty (150) days prior to the beginning of a calendar quarter, ENDO will provide TEIKOKU with a Firm Order for the Product with the revised


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TEIKOKU-ENDO
SUPPLY & MANUFATURING AGREEMENT
PAGE 10


               Label for said calendar quarter. Firm Orders for the Product with the revised Label for the applicable calendar quarter may not be less than 75% nor greater than 135% of the estimates for such calendar quarter provided in Paragraph 2.2(ii) above. TEIKOKU shall use its best commercial efforts to supply to ENDO such Firm Orders of Product for the applicable calendar quarter.

               The parties shall work together in good faith to ensure the fastest implementation of the manufacture and delivery of any material change required to the Product.

          (6)  Minimum Shelf Life.  TEIKOKU hereby warrants that at the time of
               ------------------
               delivery of Product to ENDO under this Agreement, such Product shall have a minimum of eighty percent (80%) of its shelf life still available.

2.3  REGULATORY MATTERS
     ------------------

     (1) FDA Communications. Upon being contacted by the FDA for any regulatory
         ------------------
          purpose related to the Product or the NDA for the Product, TEIKOKU shall immediately notify ENDO. ENDO shall be responsible for providing all responses directly to the FDA regarding inquiries related to the marketing, promotion, and/or sale of the Product, including any amendments or supplements to the NDA for the Product relating to its marketing, promotion and/or sale within the Territory and ENDO shall copy TEIKOKU USA with all such responses. TEIKOKU shall be responsible for providing all responses directly to the FDA regarding inquiries related to the manufacture, export, or import of the Product and TEIKOKU USA shall copy ENDO with all such responses.

     (2)  Regulatory Approvals.
          --------------------

          (1)  Submission Package.  TEIKOKU USA shall submit all applications,
               ------------------
               including any Submission Packages, to obtain the


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TEIKOKU-ENDO
SUPPLY & MANUFACTURING AGREEMENT
PAGE 11


               necessary authorizations, licenses, registrations, or approvals to manufacture, export, and import the Product for sale in the Territory.

          (2)  Expenses.  TEIKOKU shall bear all its own costs and expenses to
               --------
               obtain any necessary authorizations, licenses, registrations, or approvals to manufacture, export, and import the Product for sale in the Territory.

     (3)  Adverse Drug Reactions/Product Complaints
          -----------------------------------------

          (1)  Adverse Reaction or Product Complaint:  Each party hereto hereby
               -------------------------------------
               agrees to notify the other parties by facsimile with a follow up hard copy, within twenty-four hours (24) of receipt of any adverse reaction or complaint reported to it or its agent resulting from the use of the Product.

          (2)  FDA Reporting.
               -------------

               (1)  Adverse Reactions and Field Alerts:  TEIKOKU USA will be
                    ----------------------------------
                    responsible for completion and submission to the FDA of any Form FDA 3500a with respect to an adverse reaction involving the Product or any complaint that would require a field alert, as and when appropriate, unless such request is made directly to ENDO or ENDO is under any statutory or regulatory obligation to make such or similar report or filing. Each party will forward to the other a copy of each completed Form FDA 3500a or similar report or filing with respect to the Product at least forty-eight (48) hours prior to filing such a report with the FDA.

               (2)  Periodic Adverse Experiences Reports and Annual Reports:
                    -------------------------------------------------------
                    TEIKOKU USA will be responsible for completion of the periodic ADE (Adverse Drug Experiences)


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TEIKOKU-ENDO
SUPPLY & MANUFACTURING AGREEMENT
PAGE 12


                    reports and annual reports required by the FDA with respect to the Product. TEIKOKU USA will forward to ENDO a copy of each such report dealing with the Product at least forty-eight (48) hours before filing such with the FDA.

               (3)  Recalls.  TEIKOKU shall inform ENDO of any withdrawal,
                    -------
                    recall actions or FDA audit of its manufacturing facilities and the Product process and provide copies to ENDO of all inspection observations reports (483s) and any other FDA or other Competent Regulatory Authority communications and TEIKOKU's responses to such communications which may affect the manufacture, export, or import of the Product or TEIKOKU's facility's compliance with GMPs;

2.4  PAYMENTS
     --------

     (1) ENDO agrees to pay to TEIKOKU USA the prices set forth in Exhibit E attached hereto and made a part hereof with regards to Products supplied to ENDO by TEIKOKU under this Agreement.

     (2) Payments due from ENDO hereunder to TEIKOKU USA shall be made via a Letter of Credit, issued from a reputable bank on terms that are reasonably acceptable to TEIKOKU USA and shall be paid thirty (30) days after receipt by the issuing bank of all documents necessary for payment under the Letter of Credit, provided that ENDO shall promptly deliver to TEIKOKU USA all documents required to be delivered by ENDO under the Letter of Credit.

2.5  PRODUCT SHIPMENTS
     -----------------

TEIKOKU JAPAN shall properly prepare and package the Product and the Commercial Package so that it may be lawfully and safely shipped to points designated by ENDO in the Territory. Further, to the extent requested by ENDO or as required by


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TEIKOKU-ENDO
SUPPLY & MANUFACTURING AGREEMENT
PAGE 13


applicable law or custom, for each shipment of Product, TEIKOKU shall prepare and execute all necessary or applicable shipping documents; including a Certificate of Analysis for each lot and include such documents with each shipment. Terms of shipment will be FOB delivered to ENDO's Atlanta, Georgia Distribution Center site, duty paid, or such other site as may be mutually agreed upon by the parties hereto. ENDO shall inspect all such shipments upon their receipt and shall report any readily discernible defects to TEIKOKU USA within sixty (60) days of receipt of the shipment of Product. ENDO will report any defects not readily discernible to TEIKOKU USA within thirty (30) days of ENDO's discovery of same. ENDO shall not be deemed to have finally accepted the Product shipment until completion of ENDO's review of all relevant documentation related to the shipment of the Product and/or retesting of the Product.

3.   OPTION TO QUALIFY AN ADDITIONAL MANUFACTURING SITE
     --------------------------------------------------

During the term of this Agreement, in the event ENDO's purchase of Product from TEIKOKU equals *** or greater Envelopes in *** consecutive calendar years commencing from the Launch of the Product by ENDO, TEIKOKU shall use its best commercial efforts, at ENDO's request, to qualify in the shortest possible time, a second fully operational, FDA-approved, manufacturing facility at a different factory site in Japan to manufacture one hundred (100%) percent of ENDO's annual requirements for the Product in the Territory. Such facility shall comply with GMP requirements and all other applicable FDA regulations governing the manufacture and importation of the Product into the Territory, provided that ENDO shall pay fifty percent of TEIKOKU's reasonable cost to create and/or qualify such second manufacturing facility and such payment by ENDO shall, in no event, exceed ***.

4.   ADDITIONAL TERRITORIES
     ----------------------

4.1 In the event ENDO exercises its option for a license to market, promote, and sell the Product in *** and *** under the Related Agreement, TEIKOKU hereby agrees to supply and ENDO hereby agrees to purchase, one hundred (100%) of ENDO's annual requirements for the Product for commercial sale of the Product in *** and *** on commercial terms


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TEIKOKU-ENDO
SUPPLY & MANUFACTURING AGREEMENT
PAGE 14


     substantially similar to the terms contained in this Agreement, which terms shall be mutually agreed to by the parties.

4.2 In the event ENDO exercises its option for a license to market, promote, and sell the Product in *** and *** under the Related Agreement, TEIKOKU shall provide reasonable assistance to ENDO, at ENDO's expense, to obtain all necessary authorizations, licenses, registrations, or approvals for ENDO to market, promote, sell, and distribute the Product in *** and ***.

5.   WARRANTIES AND REPRESENTATIONS
     ------------------------------

5.1  Legal Authority.  Each party represents and warrants to the other that it
     ---------------
     has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

5.2  No Conflicts.  Each party represents and warrants that as of the date of
     ------------
     this Agreement it is not a party to any agreement or arrangement with any third party or under any obligation or restrictions, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

5.3  Third Party Claims.  TEIKOKU warrants to ENDO that there are no third party
     ------------------
     claims that would challenge or impair the license of the rights granted to ENDO herein, including without limitation, any claims based upon patents, copyrights, trademarks, or trade secret laws of the Territory.

5.4  Submission Package.  TEIKOKU hereby warrants and represents to ENDO that
     ------------------
     the TEIKOKU's section of the Submission Package (CMC Section) for the Product and all information contained therein, as of the effective date of this Agreement, are true and correct and that TEIKOKU is unaware of any fact that would render such information inaccurate or untrue.

5.5  Survival.  The foregoing representations and warranties shall survive the
     --------
     execution, delivery, and performance of this Agreement, notwithstanding any due diligence investigation by or on behalf of either party.


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SUPPLY & MANUFACTURING AGREEMENT
PAGE 15


6.   TERM
     ----

This Agreement shall begin on the day written above and shall expire upon expiration of the Related Agreement.

7.   TERMINATION
     -----------

This Agreement may be terminated by either TEIKOKU or ENDO for the following reasons:

     (a)  Material Breach.  Either party may terminate this Agreement in the
          ---------------
     case of a material breach by one of the other parties which is not cured within forty five (45) days after written notice of the breach by the terminating party

     (b)  Bankruptcy.  Either party may terminate this Agreement immediately in
          ----------
     its entirety if the other party is declared insolvent by a court of competent jurisdiction, files a petition of bankruptcy, is adjudged bankrupt, takes advantage of any insolvency act, is in receivership, or executes a bill of sale, deed of trust, or assignment for the benefit of creditors.

     (c) ENDO may terminate this Agreement immediately upon termination of the Related Agreement.

8.   EFFECT OF TERMINATION
     ---------------------

Upon termination of this Agreement by ENDO in accordance with Paragraph 7(a) above, ENDO shall have the right to make or have made the Product for commercial sale in the Territory. TEIKOKU shall be required to negotiate in good faith, a reasonable royalty-bearing sublicensable license to TEIKOKU's Intellectual Property Rights to make and have made the Product solely in the Territory.

9.   EFFECT OF TERMINATION ON OTHER OBLIGATIONS
     ------------------------------------------


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TEIKOKU-ENDO
SUPPLY & MANUFACTURING AGREEMENT
PAGE 16

Termination of this Agreement shall have no effect on, or relieve any party from the obligation to make any payment or perform any actions arising prior to the effective date of termination. Further, any rights and obligations of the parties, which by their intent are meant to survive the termination or expiration of this Agreement, shall survive the expiration or termination of this Agreement.

10.  INDEMNIFICATION
     ---------------

10.1 TEIKOKU shall indemnify, defend, and hold harmless ENDO, its officers, agents, Affiliates, subsidiaries, parent companies, and employees, from and against any and all loss, damage, claim, injury, cost or expenses, including reasonable attorneys' fees and expenses of litigation, in connection with any illness or personal injury, including death, or property damage, that arises out of or is attributable to: (1) any negligent act or willful misconduct of TEIKOKU with respect to the manufacture, supply, export, or import of the Product in the Territory; (2) latent defects in the Product or any component of the Product; or (3) TEIKOKU's breach of the terms of this Agreement, provided, however, TEIKOKU
                                                      --------  -------
     shall not be obligated to indemnify ENDO to the extent that any loss, damage, claim, injury, cost or expense arises out of ENDO's negligence, willful misconduct or breach of this Agreement.

10.2 TEIKOKU USA shall defend, indemnify and hold harmless ENDO and its officers, agents, affiliates, subsidiaries, parent companies, and employees, from and against any and all loss, claim, injury, damage, cost or expense, including reasonable attorneys' fees and expenses of litigation, in connection with any claimed infringement of any third party patent rights under the patent laws of Japan and the United States with respect to the manufacture, supply, export, and import of the Product hereunder.

10.3 ENDO shall indemnify, defend, and hold harmless TEIKOKU, its officers, agents, Affiliates, subsidiaries, parent companies, and employees, from and against any and all loss, damage, claim, injury, cost or expense, including reasonable attorneys' fees and expenses of litigation, in connection with any illness or personal injury, including death, or property damage, that arises out of: (1) any use, marketing, promotion, sale, or distribution of the Product in


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TEIKOKU-ENDO
SUPPLY & MANUFACTURING AGREEMENT
PAGE 17


     the Territory; (2) the negligence or willful misconduct of ENDO; or (3) breach of the terms of this Agreement by ENDO, provided, however, ENDO
                                                    --------  -------
     shall not be obligated to indemnify TEIKOKU to the extent that any loss, damage, claim, injury, cost or expense arises out of TEIKOKU 's negligence, willful misconduct, latent Product defects, or breach of this Agreement.

11.  CONFIDENTIALITY
     ---------------

11.1 All information disclosed by one party to the other under this Agreement shall be deemed to be confidential information ("Confidential Information"). The parties hereby agree to hold in strictest confidence any and all Confidential Information disclosed by one party to the other under this Agreement or obtained by either party as a result of performing its obligations under this Agreement. The parties hereby agree that the following shall not be considered Confidential Information subject to this
     Agreement:

     (1) information which at the time of disclosure by one party to the other is in the public domain;

     (2) information which, after disclosure by one party to the other becomes part of the public domain by publication or otherwise, provided that such publication is not in violation of this Agreement or any other confidentiality agreement;

     (3) information, which the receiving party can establish in writing, was already known to it or was in its possession at the time of disclosure by the other party and was not acquired, directly or indirectly, from the disclosing party.

     (4) information, which the receiving party lawfully receives from a third party, provided, however, that such third party was not obligated to hold such information in confidence.

     (5) information which the receiving party is compelled to disclose by a court or other tribunal of competent jurisdiction, or the FDA, provided


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TEIKOKU-ENDO
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PAGE 18


     however, that in such case the receiving party shall immediately give notice to the disclosing party to enable the disclosing party to exercise its legal rights to prevent and/or limit such disclosure. In any event, the receiving party shall disclose only that portion of the Confidential Information that, in the opinion of the disclosing party's legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

11.2 The receiving party shall not use Confidential Information for any purpose other than for the purposes set forth in this Agreement.

11.3 The receiving party will not disclose Confidential Information to any person other than to its employees, officers, agents, and consultants that have a need to know such information to effectuate the purpose of this Agreement and that such employees, officers, agents, and consultants shall be informed of this Confidentiality Agreement and shall, in writing, be bound by its terms. All Confidential Information will contain a statement indicating that the information is confidential and should not be disclosed to unauthorized individuals.

11.4 Upon written request from the disclosing party or termination of this Agreement, whichever comes sooner, the receiving party shall either promptly return to the disclosing party all Confidential Information provided to the receiving party pursuant to this Agreement including any copies thereof and notes or extracts based thereon or certify to the disclosing party that all such Confidential Information have been duly destroyed; except the receiving party may keep one (1) copy for archival purposes and until this Agreement is terminated or becomes inoperative, shall keep confidential and not use in any way detrimental to the disclosing party any analyses, compilation, studies or other documents which reflect any of the Confidential Information.

12.  APPLICABLE LAW
     --------------



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PAGE 19


The laws of the Commonwealth of Pennsylvania, U.S.A., shall govern the construction of this Agreement, not taking into consideration its conflicts of laws provisions.

13.  FORCE MAJEURE
     -------------

No party shall be liable for a delay in performance or failure to perform an obligation under this Agreement if such delay or failure is due to an act of God or any other occurrence beyond the control of the party, including but not limited to fire, explosion, disease, war, invasion, government acts, weather or civic unrest, or strikes, provided, however, that the party who is unable to perform its obligations under this Agreement due to such occurrence resumes its performance as soon as possible following the end of the occurrence causing delay or failure. If for any reason, including Force Majeure, TEIKOKU's capability to manufacture and deliver the Product under this Agreement is impaired, TEIKOKU will give ENDO first preference in allocation of available supply of Product. In the event that a party claims non performance of its obligations under this Agreement as a result of this Paragraph, the other party shall have the right to terminate this Agreement if the force majeure that is claimed results in non performance by the claiming party that last more than ninety (90) days.

14.  RECORDS AND INSPECTION
     ----------------------

TEIKOKU shall permit the duly authorized representatives of ENDO to visit and inspect the Manufacturing (including waste handling and disposal), processing testing, packing, and shipping facilities for the Product during normal business hours provided, however, that ENDO shall first provide TEIKOKU with reasonable notice of any such intended visit. Further, ENDO shall, after providing the same amount of prior notice to TEIKOKU, be provided with access to audit any and all documents and records related directly with (1) TEIKOKU's manufacture and supply of the Product, and (2) TEIKOKU's performance under this Agreement with respect to the manufacture and supply of the Product. Further, TEIKOKU shall permit representatives of the FDA or their agents to visit and inspect any and all facilities used in the manufacturing, testing, processing, packaging, or shipping of the Product. This permission for both the FDA and ENDO shall include access to audit any and all documents and records relating to TEIKOKU's performance under this Agreement.



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PAGE 20


15.  RETENTION OF RECORDS
     --------------------

Whenever applicable, all documentation, records, raw data, and specimens pertaining to this Agreement will be held for the length of time specified by the FDA GMP regulations.

16.  ARBITRATION
     -----------

16.1 All disputes over the meaning and interpretation of this Agreement shall be resolved by conciliation and non-binding mediation and if such mediation is unsuccessful then such disputes shall be finally settled by a single Arbitrator selected by TEIKOKU and ENDO. If TEIKOKU and ENDO cannot agree on a single Arbitrator, then disputes shall be resolved by an Arbitration Panel comprising one arbitrator appointed by TEIKOKU and one arbitrator appointed by ENDO, and a Chairman of the Arbitration Panel appointed by the first two arbitrators. Any such arbitration proceeding shall be conducted in accordance with AAA rules; shall be held in the Commonwealth of Pennsylvania, unless otherwise agreed by the parties; and judgment upon the arbitration award may be entered in any court having jurisdiction.

16.2 In order to initiate procedures for dispute resolution by conciliation, mediation and arbitration either party may give written notice to the other of intention to resolve a dispute, and absent satisfactory resolution, then to arbitrate. Such notice shall contain a statement setting forth the nature of the dispute and the resolution sought. If, within thirty (30) days of such notice a resolution by conciliation between the parties themselves or by mediation has not been achieved to the satisfaction of both parties, and if within sixty (60) days from said written notice an Arbitrator or Arbitration Panel has not been appointed with an arbitration schedule satisfactory to both parties, then either party may proceed with judicial remedies.

16.3 Notwithstanding the above, TEIKOKU reserves the right and power to proceed with direct judicial remedies against ENDO without conciliation, mediation or arbitration for material breach of the payments due on Products



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PAGE 21


     supplied to ENDO by TEIKOKU under this Agreement after giving written notice of such breach to ENDO followed by an opportunity period of forty five (45) days in which to cure such breach. In collecting overdue payments TEIKOKU may use all judicial remedies available.

17.  NOTICES
     -------

All notices required under this Agreement shall be in writing and shall be effective if delivered to the party entitled to receive the same by hand or when received by the addressee if such notice is deposited in the United States or Japanese Mail addressed to such party at the address set forth below.

                    If to TEIKOKU:
                    --------------

                    Masahisa Kitagawa
                    President & CEO
                    Teikoku Pharma USA, Inc.
                    3707 Williams Road, Suite 101,
                    San Jose, CA 95117-2017
                    Tel: 408-615-4143
                    Fax: 408-615-4147

                    With a copy to:

                    Akemi Chaen
                    Manager, International Division,
                    Teikoku Seiyaku Co., Ltd.
                    567 Sanbonmatsu, Ochi-cho,
                    Ohkawa-gun, Kagawa 769-26,
                    Japan
                    Tel: 011-81-879-24-1601
                    Fax: 011-81-879-25-3599

                    and if to ENDO:



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PAGE 22


                    Carol A. Ammon
                    President & CEO
                    Endo Pharmaceuticals Inc.
                    223 Wilmington West Chester Pike
                    Chadds Ford, PA 19317
                    Tel: (610) 558-9800
                    Fax: (610) 558-9683

                    With a copy to:

                    Osagie 0. Imasogie
                    Senior Vice President, Business Development
                    Endo Pharmaceuticals Inc.
                    223 Wilmington West Chester Pike
                    Chadds Ford, PA 19317
                    Tel: (610) 558-9800
                    Fax: (610) 558-9684

18.  ASSIGNMENT
     ----------

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party shall assign this Agreement or any rights herein without the other party's consent, except that ENDO may assign this Agreement to its successor in business and/or parent entity.

19.  HEADINGS
     --------

All headings of the clauses of this Agreement are inserted for convenience only and shall not affect any construction or interpretations of this Agreement.

20.  PRESERVATION OF RIGHTS
     ----------------------

The waiver of a default of any clause of this Agreement shall not be construed as a waiver of either subsequent or continuing default.



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21.  SEVERABILITY
     ------------

In the event that any clause of this Agreement shall be found to be void or unenforceable, such findings shall not be construed to render any other clause of this Agreement either void or unenforceable, and other clauses shall remain in full force and effect unless the clause(s) which is/are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either party.

22.  AUTHORITY
     ---------

The parties hereby represent that they have full power and authority to enter into and perform the Agreement and the parties do not know of any contract, agreements, promises or undertakings which would prevent a full execution and performance of this Agreement.

23.  ENTIRETY
     --------

This Agreement, together with its attached Exhibits, constitute the entire agreement between TEIKOKU and ENDO with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, whether oral, written or in any other medium, that might exist between the parties with relation to the subject matter hereof. No modification to any provision of this Agreement shall be binding unless in writing and signed by both TEIKOKU and ENDO. No waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.



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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate as of the day and year first above written by their duly authorized officers as set forth below.

TEIKOKU SEIKAYU CO., LTD.           ENDO PHARMACEUTICALS INC.

By:  /s/ MASAHISA KITAGAWA          By: /s/ CAROL A. AMMON
     -----------------------            -----------------------
Name:  Masahisa Kitagawa                  Carol A. Ammon
                                          President & CEO
Title:  President & CEO
       _____________________


TEIKOKU PHARMA USA, INC.

By:  /s/ MASAHISA KITAGAWA
     -----------------------
Name:   Masahisa Kitagawa
Title:  President & CEO



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EXHIBIT A

                        LIST OF TEIKOKU PATENTS, PATENT
                        -------------------------------
                           APPLICATIONS AND KNOW-HOW
                           -------------------------

USPTO APPLICATION NO.               TITLE
--------------------                -----

08/258378      COMPOSITION OF MATTER, SPECIFIC TO PATCH FORMULATION FOR PRODUCT
               AND ANY RELATED FORMULATIONS.



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EXHIBIT B


                COPY OF THE SOLE AND EXCLUSIVE LICENSE AGREEMENT
                ------------------------------------------------
                         BETWEEN HIND HEALTH CARE, INC.
                         ------------------------------
                         AND ENDO PHARMACEUTICALS INC.
                         ----------------------------



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EXHIBIT C

                  ENDO'S STANDARD QUALITY CONTROL REQUIREMENTS
                  --------------------------------------------
                     FOR THIRD PARTY CONTRACTORS/SUPPLIERS
                     -------------------------------------


PURPOSE:  This document serves as the basis for Contractor-specific Quality
-------
requirements which form the basis of the contractor management process.


1.0  GUIDING PRINCIPLES

Regarding the working relationship between quality control departments of Contractor and Endo for Endo marketed products:

1.1 Unless otherwise specified, Endo refers to the Endo quality control department or its designee ("Endo Quality") and the Contractor's quality control department ("Contractor Quality").

1.2 Endo has the responsibility to provide sufficient information to Contractor so that Contractor can ensure that the Product meets Endo quality control specifications.

1.3 Contractor is responsible for ensuring that the Product meets Endo quality control specifications for the duration of the Product shelf life.

2.0 MAINTENANCE OF COMPLIANCE BETWEEN THE PRODUCT REGISTRATION AND PRODUCT MANUFACTURING PROCESS

2.1  Technical Changes
     -----------------

     (2.1)  Contractor will supply to Endo a copy of the following:

          .  current manufacturing formula
          .  in-process test specifications and methods



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          .  stability test specifications and methods
          .  release test specifications and methods
          .  sources of all ingredients, specifications

          Any revisions to such specifications and methods shall be provided to Endo at the time such revisions are made.

     (2.1.2) Where Endo holds the Product registration: All Contractor-proposed product process changes will be communicated to Endo for initial review and approval of the plan for change. This will enable Endo to assess if any changes to the Product registration need to be made. In addition, notification of the proposed Contractor process changes will allow Endo to maintain adequate control over the quality components of the product marketing authorization filed by Endo with the applicable regulatory agencies.

     (2.1.3) Endo will notify the Contractor of any process changes it wishes to make to the Product Registration to enable the Contractor to keep the process in line with such registration.

     (2.1.4) Where required, following validation of a process change by Contractor, Contractor will supply a copy of the related validation protocol and report to Endo and associated stability data, as it becomes available.

     (2.1.5) Contractor is responsible for maintaining a system to implement any compendial changes.

2.2  Labeling/Packaging Material Changes
     -----------------------------------

     (2.2.1) Endo may initiate changes in the product labeling or packaging material. Endo will also review and approve any Contractor-proposed changes. This includes a change in the supplier of any labeling or packaging material.

     (2.2.2) The Contractor shall provide Endo with a sample and new Bill of Materials prior to implementation of any change in labeling or packaging materials.



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2.3  Other Changes
     -------------

The Contractor will communicate any proposed changes in storage or shipping of Product to Endo for review and approval prior to implementation of such changes. The Contractor will also inform Endo of any planned changes in facilities or equipment.

3.0  BATCH RELEASE

3.1 Batch review and release will be the responsibility of a Contractor Qualified Person, who will act in accordance with Contractor's policies, which must be in compliance with Product registration.

3.2 For each batch released by the Contractor for sale by Endo, the Contractor will send to Endo a "Certificate of Conformance." The "Certificate of Conformance" will include a statement that the batch has been manufactured according to cGMPs and the specifications as approved by the applicable regulatory authorities, and is released for sale or supply. In addition, it will include the following:

..    Name, lot number and expiry date of the Finished Product.
..    Where applicable, date of manufacture of the Bulk Dosage form and lot number if different.
..    Total amount of packages released.

Further, the agreed upon batch documentation will be sent according to timelines to be agreed upon by Endo and the Contractor. At a minimum, the Certificate of Analysis will be attached.

Final Product acceptance by Endo may be dependent upon this review and/or retesting.



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3.3  The Contractor must have a formal retest policy and procedure in place that is in accordance with applicable regulations.

3.4 The Contractor will notify Endo immediately in the event of any deviations during manufacture and when any test reveals contamination, or degradation in any batch of Product and file any reports required by regulations.

4.0  BATCH DOCUMENTATION

4.1 Originals of all batch documents will be retained by the Contractor according to Regulatory and Company requirements.

4.2 In the case of a request from Endo, the Contractor agrees to provide a copy of any of the following batch documents for supplied Products to Endo by facsimile or courier within 24 hours:

..    Analytical and Microbiological Test Results (finished Product and
     In-Process)
..    Deviation Reports
..    Inspection Records
..    Investigation Reports
..    Label Room Samples
..    Labeling Component Destruction Record
..    Line Clearances
..    Packaging Samples
..    Reconciliation Sheets
..    Coded Material
..    Packaging
..    Yield
..    Rejects Record
..    Temperature and Humidity Charts
..    Weighing Records of Active Drug Substances and Excipients


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5.0  RETENTION SAMPLES

5.1 Unless Endo agrees to maintain retention samples, the Contractor shall retain under proper storage conditions such samples of Products as required to comply with retention sample requirements and/or registration commitments but in no case less than that amount needed to perform two complete sets of finished Product testing. Testing of retention samples may be initiated by Endo. Retention samples cannot be tested by Contractor without the express consent of Endo.

6.0  STABILITY

6.1 The Contractor must have systems in place to insure that Product released will meet all criteria throughout its shelf life.

6.2 For each Product for which the Contractor is responsible for performing stability, Endo requires that a minimum of one Production lot per year per Product put up, have representative samples withheld for stability testing unless a reduced stability program is agreed to by both parties. Samples shall be stored and tested at appropriate intervals, as described in an approved stability protocol. Endo will approve stability protocols for Products for which Endo holds the registration and technology. Any changes in approved protocols must be reviewed and approved by Endo.

6.3 If a confirmed result indicates the Product has failed to remain within specifications, the Contractor is required to notify Endo immediately. Notification will include discussion of problems, data available, and path forward. In addition, a copy of the investigation report or information on corrective action(s) should be sent to Endo as soon as they become available.

6.4 As part of the annual Product review, the Contractor will provide to Endo a summary stability report on each Product. The report should contain cumulative tabular result information on all active studies. The Contractor is expected to analyze the data and provide a written summary attesting to the ongoing acceptability of the Product.



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6.5  Alert limits will be established.  The Contractor is required to notify
     Endo of any confirmed out of alert results within three (3) business days and provide the data to Endo.

6.6 In all cases, the Contractor must investigate any confirmed out of limit result and forward a copy of the completed investigation report to Endo within thirty (30) business days.

6.7 The Contractor must have a formal stability retest policy and procedure in place that is in accordance with applicable regulations.

6.8 In the event that the Agreement between Contractor and Endo is terminated, the Contractor will continue to provide Endo with stability data supporting the acceptability of the Product until all Product distributed by Endo has reached the end of its shelf life.

7.0  COMPLAINTS

7.1 Product complaint reports received by Endo from its customers will be summarized and sent by facsimile to the Contractor. Product complaint reports received by the Contractor will be summarized and sent within one
     (1) business day by facsimile to Endo. Product complaint reports which may require reporting to appropriate government agencies will be promptly communicated and the agreed upon party will notify authorities of such reports within three (3) working days following receipt.

7.2 The Contractor will investigate all Product complaints associated with Contractor-provided services and provide Endo with a written report within thirty (30) days after receipt of the complaint. If Endo deems it necessary, Endo may further investigate, with the cooperation of Contractor, such complaints. Endo will provide a written response to the complainant, with a copy to the Contractor, when applicable.



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8.0  RECALL

8.1 In the event that either party has reason to believe that any one or more lots of Product or any Product component should be recalled or withdrawn from distribution, such party shall immediately inform the other in writing prior to taking any such action.

8.2 Endo and the Contractor will consult to determine whether or not a recall of a Product is required and the process to be followed to execute such recall.

8.3 Both parties must forward to the other party a copy of any regulatory field alerts prior to sending an alert to the appropriate regulatory authorities.

9.0  ANNUAL PRODUCT REVIEW

9.1 Each year the Contractor will provide for each Product supplied to Endo an Annual Product Review, or if otherwise agreed by Endo and Contractor, sufficient information to support Endo's Annual Product Review.

9.2 When the Contractor agrees to provide an Annual Product Review, the Annual Product Review will contain:

For all batches manufactured:

..    Total number of batches manufactured
..    Total number of batches packaged
..    Number of batches reworked
..    Number of batches rejected
..    Number of batches recalled
..    A review and summary of customer complaints
..    A listing and discussion of recalls
..    A listing and review of changes
..    A listing and review of stability data
..    Results of visual inspection of retained samples



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For batches supplied to Endo:

..    A listing of Product batches supplied by batch number and date delivered to Endo
..    A review and summary of analytical results for those batches including any retest results and investigations
..    A listing and review of process deviations/investigations
..    Discussion, evaluation and conclusions

9.3 Endo will review and approve the Annual Product Review for Products for which Endo holds the registration and owns the technology.

10.0 AUDITS

10.1 Endo will schedule periodic audits of the Contractor's facilities. If requested, the Contractor shall grant access for additional Product specific audits by Endo.

10.2 Endo shall have the right to visit the Contractor's plant where Products are manufactured on any business day upon reasonable prior notice to the Contractor. During any such visit, Endo shall have the right to audit the Contractor's manufacturing and quality control procedures, records, and facilities as well as registrations, supplements, and regulatory correspondence to ensure that the Contractor complies with the Product registration and with current Good Manufacturing Practice regulations or other procedures required by Endo. The Contractor shall take a course of action and resolution acceptable to Endo in the event that Endo finds any contractual or regulatory deficiencies during such audit.



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11.0 INSPECTIONS/LEGAL ACTIONS

11.1 Upon receipt, the Contractor shall provide Endo with copies of inspection reports, and/or legal actions (and access to copies of all notices, correspondence, and telephone contact reports) with or by governmental agencies relating to its manufacturing facilities or any Product manufactured or tested by the Contractor on behalf of Endo unless otherwise agreed to by the parties.

12.0 SUPPLIER QUALIFICATION

When the Contractor agrees to provide materials supplied by other vendors, the Contractor must maintain a formal supplier qualification and management program. Selection, qualification, and management of sub-Contractors are the responsibility of the Contractor in these instances, unless otherwise agreed upon.

13.0 TRAINING

Each person engaged in the manufacturing, processing, packing, testing or holding of a drug Product shall have education, training, and experience, or any combination thereof, to enable that person to perform the assigned functions. Training shall be in the particular operations that the employee performs and in current applicable manufacturing regulations as they relate to the employee's functions. Training in applicable manufacturing regulations shall be conducted by qualified individuals on a continuing basis and with sufficient frequency to assure that employees remain familiar with requirements applicable to them.
This training must be documented in a training record for each employee.

Where applicable, Endo will provide the Contractor with Product specific training as part of any technology transfer process.



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14.0 VALIDATION

14.1 The Contractor must maintain a formal validation program for:

..    Validation planning
..    Facilities
..    Equipment
..    Methods
..    Cleaning
..    Process
..    Processes controlled by Contractors Computer system

Validation may be prospective, concurrent or retrospective but in all cases, critical parameters and acceptance criteria must be documented.

Product related validation protocols must be reviewed and approved by Endo prior to execution.

Where applicable, Endo may require process or test method qualification as part of any technology transfer process.



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PAGE 37


EXHIBIT D

TEIKOKU STANDARD OPERATING PROCEDURES WITH REGARDS TO THE PRODUCT



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EXHIBIT E


                   PRICE AND TERMS FOR COMMERCIAL QUANTITIES
                   -----------------------------------------
                         OF PRODUCT AND PRODUCT SAMPLES
                         ------------------------------


1.   Price for the Product
    Annual Quantity of Envelopes      Unit Cost per Commercial Package Envelope,
    ----------------------------      CIF,ENDO's Distribution Center, USA.
                                    -------------------------------------------
   ***                                 ***



a) All Sample Packages shall be sold to ENDO for *** per Envelope for up to *** units of Samples.

b) The above Unit Costs per Envelope shall be guaranteed up to and including the third anniversary date of the product Launch in the United States. "Product Launch" shall mean the first commercial sale of the Product by ENDO for resale or use to an unaffiliated third party in the Territory.

c) Commencing on the fourth anniversary date of the Product Launch in the United States and thereafter, the Unit Cost per Envelope shall be adjusted annually in an amount equal to the percentage change in the rate of inflation from the previous calendar year to the next calendar year, as measured by the Japanese Consumer Price Index, such adjustments may result in an increase or decrease in the Unit Cost per Envelope in accordance with such annual inflation rate, provide, however, that in no event during the term of this Agreement, shall this Paragraph result in ENDO paying



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more than a cumulative total of *** (***%) for an Envelope over the Envelope prices set forth above. In the event that the cumulative inflation rate in Japan during the term of this Agreement, exceeds ***%, the parties will meet to reasonably discuss the price for the Product.

The parties hereby agree that for purposes of this Agreement, the Yen shall be valued to the US Dollar in a range of ***-***-Yen to $1.00 USD (the Yen Range). Commencing from January 1, 2000, in the event that the value of the Yen falls outside the Yen Range, the parties shall share equally the benefit and liability of such Yen fluctuation. The parties shall reconcile their exchange transactions at the end of each calendar quarter.

d) Annual Minimum Orders. ENDO shall purchase the following minimum orders of Product, on an annual basis, commencing with the first twelve (12) months after the Product Launch:

  Year 1  -    *** envelopes
  Year 2  -    *** envelopes
  Year 3  -    *** envelopes

2.  Package Size
    ------------

  a)  Commercial Package.  Each Envelope shall contain five (5) patches (10 X 14
      ------------------
  cm). Each Commercial Package shall contain six (6) Envelopes. Any changes to the package size and the allocation, if any, of any associated expenses shall be agreed to by the parties prior to such package size change.

  b)  Samples.   Each Sample Package shall contain two (2) Patches in an
  Envelopes.

3.  Shipping Units
    --------------

The Product shall be shipped to ENDO's designated Distribution Center in a 40 foot reefer container which will include 90,000 Envelopes + 10%.
                                                          -